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                                                                    EXHIBIT 99.1
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Friedman's Inc. Dividend Reinvestment Plan                          THIS IS NOT A PROXY
Authorization Card                                                  Check one Box Only - Please see reverse for a more
Please enroll me in the Dividend Reinvestment Plan of               ------------------
Friedman's Inc. as indicated on this Authorization Form.            complete explanation of plan options.
                                                                    [-] A.  Full Dividend Reinvestment -- I wish to reinvest all cash dividends on all shares of Class A Common Stock
[Do not return this form unless you wish to                                 (not less than 100 shares) now or hereafter registered
participate in the Plan]                                                    in my name in additional shares of such stock.
                                                                    [-] B.  Partial Dividend Reinvestment -- I wish to reinvest dividends on _____ shares (not less than 100 shares)
                                                                            of Class A or Class B Common Stock and receive cash
                                                                            dividends on all other shares registered in my name.

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                                                                            TAX I.D. (S.S.#)                      DATE

All registered holders must sign name exactly as shown above.
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ONLY STOCKHOLDERS OF RECORD OWNING AT LEAST 100 SHARES OF THE COMPANY'S CLASS A
OR CLASS B COMMON STOCK MAY PARTICIPATE IN THE PLAN. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A NOMINEE OR BROKER, YOU MAY ASK YOUR NOMINEE OR BROKER TO EXECUTE THIS AUTHORIZATION CARD ON YOUR BEHALF. PLEASE CONTACT FIRST UNION NATIONAL BANK FOR INSTRUCTIONS.

Completion of this form appoints First Union National Bank, Charlotte, North Carolina, your agent and directs them to apply your cash dividends in accordance with the option you have selected.

A. FULL DIVIDEND REINVESTMENT - This option directs the Company to pay First Union National Bank, Charlotte, North Carolina, as Agent under the Plan, for reinvestment in additional shares of Class A Common Stock all cash dividends on all shares of Class A or Class B Common Stock now or hereafter registered in your name, as well as cash dividends on all shares credited to your account under the plan (less any amount required to be withheld for tax purposes under any applicable law).

B. PARTIAL DIVIDEND REINVESTMENT - This option directs the Company to pay First Union National Bank, Charlotte, North Carolina, as Agent under the Plan, for reinvestment in additional shares of Class A Common Stock all cash dividends on the number of shares of Class A or Class B Common Stock registered in your name which is indicated on this form, and to remit to you all cash dividends on all other shares registered in your name (less in each case any amount required to be withheld for tax purposes under any applicable law).

Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your election by notifying First Union National Bank, Charlotte, North Carolina in writing.

Please address all inquiries concerning the Plan to First Union National Bank, Charlotte, North Carolina, Friedman's Inc. Dividend Reinvestment Plan, Shareholder Services Group, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28288-1153 (Courier 28262-1153).